SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 9, 2009

CATALYST VENTURES INCORPORATED

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

FLORIDA	333-147529	26-1095171
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2049 Century Park East, Suite 4200, Los Angeles, CA 90067

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

 (310) 277-1513

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

51,000,000 shares of our common stock held by Wilmington WorldVest Partners (20,000,000 shares), CaboWest Group, Inc. (20,000,000 shares) and Javalon Investment Partners (11,000,000 shares) have been transferred to WorldVest Equity, Inc., a global Merchant Bank for a price of three hundred thousand dollars ($300,000).  WorldVest Equity will own a total of 51,000,000 shares representing 91.9% of our issued and outstanding common stock.  Garrett K. Krause is the Executive Chairman of WorldVest Equity, Inc. and will be deemed a beneficial owner of 70% of the fully diluted WorldVest Equity, inc. stock through investment companies and trusts for which Garrett K. Krause is either Executive Chairman and/or Managing Director.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

None.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2009

By:     /s/ Garrett K. Krause
Name:      Garrett K. Krause